UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2015

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2015, Hansen Medical, Inc. (the "Company") entered into a lease agreement with LBA Realty Fund II-WBP VII, Inc. ("LBA Realty") to rent 32,552 square feet of office and manufacturing space located at 1120 Ringwood Court, San Jose, California, 95131 (the "New Lease"). Concurrently with the entry into the New Lease, the Company entered into a Lease Termination Agreement, dated December 15, 2015, with Google Inc. (the "Lease Termination") for the termination of the Company’s existing lease for premises located at 800 East Middlefield, Mountain View, California 94043 (the "Existing Lease"). The Lease Termination is to become effective not earlier than June 1, 2016 nor later than August 31, 2016. Upon the effective date of the Lease Termination, the Company will be released from all of its obligations under the Existing Lease, except for certain expenses and indemnification obligations as set forth in the Lease Termination.

Key effects of the Company entering into the New Lease and Lease Termination will be to reduce the Company’s total amount of leased space and to reduce the Company’s monthly base rent, resulting in a reduction of approximately 70% from the monthly base rent due under the Existing Lease.

Certain material terms of the New Lease are as follows:

Commencement Date: Estimated June 1, 2016 but no later than August 1, 2016 (after substantial completion of certain improvements to be completed and paid for by LBA Realty, subject to a cap of $1,529,944.00).

Term: 127 months from the Commencement Date

Base Rent: Months 1-18 -- $49,479.04 per month (includes rent abatement from February 2017 through August 2017)
Months 19-30 -- $50,963.41 per month
Months 31-42 -- $52,492.31 per month
Months 43-54 -- $54,067.08 per month
Months 55-66 -- $55,689.10 per month
Months 67-78 -- $57,359.77 per month
Months 79-90 -- $59,080.56 per month
Months 91-102 -- $60,852.98 per month
Months 103-114 -- $62,678.57 per month
Months 115-126 -- $64,558.92 per month
Months 127 -- $66,495.69 per month

The Company will also be responsible for its pro rata share of certain taxes, common area maintenance expenses, and other operating expenses as further set forth in the New Lease.

In connection with the entry into the New Lease, the Company delivered a Letter of Credit to LBA Realty in the amount of $750,000 as additional collateral for the Company’s full performance of its obligations under the New Lease.

The foregoing descriptions of the material terms of the New Lease and the Lease Termination do not purport to be complete and are qualified in their entirety by reference to the complete copies of such agreements which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the entry into the New Lease, the Company entered into the Lease Termination for the termination of the Existing Lease (as further described above). The Lease Termination is to become effective not earlier than June 1, 2016 nor later than August 31, 2016. Upon the effective date of the Lease Termination, the Company will be released from all of its obligations under the Existing Lease, except for certain expenses and indemnification obligations as set forth in the Lease Termination. The foregoing description of the material terms of the Lease Termination does not purport to be complete and is qualified in its entirety by reference to the complete copy of such agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d):

Exhibit
No. Description
10.1 Lease Termination Agreement, dated December 15, 2015, by and between Google Inc. and Hansen Medical, Inc.

10.2 Multi-Tenant Industrial Commercial/Industrial Lease (NNN), dated December 15, 2015, by and between LBA Realty Fund II-WBP VII, Inc. and
Hansen Medical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

December 21, 2015	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Lease Termination Agreement, dated December 15, 2015, by and between Google Inc.and Hansen Medical, Inc.
10.2	Multi-Tenant Industrial Commercial/Industrial Lease (NNN), dated December 15, 2015, by and between LBA Realty Fund II-WBP VII, Inc. and Hansen Medical, Inc.